Exhibit 10.6

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

BETWEEN

ADC THERAPEUTICS SA

AND

GENMAB A/S

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

THIS THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT (“Third Amendment”) made and entered into, effective as of June 24, 2020 (“Amendment Effective Date”), amends that certain COLLABORATION AND LICENSE AGEEMENT entered into by and between ADC Therapeutics SA, a Swiss Corporation, having its principal place of business at Biopole, rte de la Corniche 3B, 1066 Epalinges, Switzerland (formerly ADC Therapeutics Sarl) and its Affiliates (“ADCT”), and GENMAB A/S a Danish corporation, having its principal place of business at Kalvebod Brygge 43, 1560 Copenhagen V, Denmark, CVR no. 2102 3884 (“Genmab”) on 14 June 2013, as amended (“Agreement”). Genmab and ADCT are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, the Parties entered into the Collaboration and License Agreement on 13 June 2013,

WHEREAS, the Parties subsequently amended the Collaboration and License Agreement on November 20, 2013, and on April 17, 2020, respectively,

WHEREAS, Article 9 of the Agreement defines a certain divestment process with respect to license rights conveyed pursuant to the Agreement,

WHEREAS, ADCT has decided not to exercise the Grace Period under Section 9.2, and Genmab has waived its exclusive option for a two (2) month period to negotiate with ADCT to acquire ADCT’s share of the ADC under Section 9.4.1, and

WHEREAS, the Parties now desire to further amend the Agreement,

NOW THEREFORE, the Parties for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree to amend the Agreement as follows:

SECTION 1
AMENDMENT

1.
Amendment. The Parties hereby agree to amend Article 9 of the Agreement,

(i) by adding a new Section 9.4A after Section 9.4:

“9.4A
ADCT Right to negotiate acquisition of Genmab’s share

9.4A.1
The Parties agree to negotiate for a period ending on 31 August 2020 with the intent to agree in good faith on a non-binding term sheet that includes all key financial terms for a license agreement between the Parties whereby ADCT acquires Genmab’s share of the ADC (the “Term Sheet”).

9.4A.2
If the Parties mutually agree on a Term Sheet by 31 August 2020, the Parties shall negotiate in good faith a license agreement in accordance with the Term Sheet for a period of sixty (60) calendar days starting on 1 September 2020, which sixty (60) calendar day period may be extended by prior mutual written agreement by the Parties (the “Negotiation Period”).

9.4.A.3
If no license agreement has been entered into by the Parties within the Negotiation Period, the Divestment Process shall be initiated immediately following the end of the Negotiation Period.

9.4A.4
If by 31 August 2020 the Parties have not agreed on a Term Sheet, ADCT may elect a subsequent ninety (90) calendar day waiting period by giving written notice to Genmab by 31 August 2020. ADCT can request initiation of the Divestment Process at any time during this waiting period, but otherwise the Divestment Process shall be initiated immediately following the end of the waiting period.

9.4A.5
If by 31 August 2020 the Parties have not agreed on a Term Sheet, and if ADCT does not elect the ninety (90) calendar day waiting period pursuant to Section 9.4A.4, the Divestment Process shall be initiated immediately after 31 August 2020.”

and (ii) by replacing Sections 9.5.1 and 9.5.2 in their entirety with new Section 9.5:

“9.5.
Initiation of Divestment Process The Divestment Process shall commence immediately (i) if a Term Sheet has been mutually agreed by 31 August 2020, upon the expiration of the Negotiation Period without a license agreement having been entered into by the Parties, (ii) if no Term Sheet has been mutually agreed by 31 August 2020 and if the waiting period has been requested by ADCT, at any time during the waiting period at the request of ADCT or otherwise following the end of the waiting period, or (iii) if no Term Sheet has been mutually agreed by 31 August 2020 and no waiting period has been elected by ADCT by 31 August 2020, immediately after 31 August 2020.”

THE REMAINDER OF ARTICLE 9 SHALL REMAIN UNCHANGED.

2.
No Other Changes. This Amendment contemplates only the changes in Section 1 above and the remainder of the Agreement shall be unaltered by the Amendment. The Agreement shall be read and interpreted, to the extent necessary, consistent with the amendment to Section 9 herein.

3.
Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a PDF copy of this Amendment, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Amendment to one another as soon as practicable following execution thereof.

IN WITNESS WHEREOF, ADCT and Genmab have executed this Amendment by their respective officers hereunto duly authorized, on August 11, 2020.

ADC Therapeutics SA

By:	/s/ Michael Forer
Name:	Michael Forer
Title:	Vice Chairman & EVP

Genmab A/S

By:	/s/ Birgitte Stephensen
Name:	Birgitte Stephensen
Title:	SVP, IPR & Legal